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                                                               Exhibit No. 5(a)

                     PAINEWEBBER PACE SELECT ADVISORS TRUST

                         PRINCIPAL UNDERWRITING CONTRACT


            CONTRACT made as of _________, 2001, between PAINEWEBBER PACE SELECT ADVISORS TRUST, a Delaware business trust, ("Fund") and BRINSON ADVISORS, INC., a Delaware corporation, ("Brinson Advisors").

            WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and currently offers distinct series of shares of beneficial interest ("Series"), which correspond to distinct portfolios and for which the Fund's board of trustees ("Board") has established shares of beneficial interest as Class A shares, Class B shares, Class C shares, Class P shares and/or Class Y shares (referred to collectively as "Shares"); and

            WHEREAS the Fund desires to retain Brinson Advisors as principal underwriter in connection with the offering and sale of the Shares of the above-referenced Series and of such other Series as may hereafter be designated by the Board and have one or more classes of Class A shares, Class B shares, Class C shares, Class P shares and/or Class Y shares established and has adopted separate Plans of Distribution pursuant to Rule 12b-1 under the 1940 Act for its Class A shares, Class B shares and Class C shares (respectively, "Class A Plan", "Class B Plan" and "Class C Plan"); and

            WHEREAS Brinson Advisors is willing to act as principal underwriter of the Shares of each such Series on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

            1. APPOINTMENT. The Fund hereby appoints Brinson Advisors as its exclusive agent to be the principal underwriter to sell and to arrange for the sale of the Shares on the terms and for the period set forth in this Contract. Brinson Advisors hereby accepts such appointment and agrees to act hereunder. It is understood, however, that this appointment does not preclude sales of the Shares directly through the Fund's transfer agent in the manner set forth in the Registration Statement. As used in this Contract, the term "Registration Statement" shall mean the currently effective registration statement of the Fund, and any supplements thereto, under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act.

            2. SERVICES AND DUTIES OF BRINSON ADVISORS.


               (a) Brinson Advisors agrees to sell Shares on a best efforts basis from time to time during the term of this Contract as agent for the Fund and upon the terms described in the Registration Statement.

               (b) Upon the later of the date of this Contract or the initial offering of Shares to the public by a Series, Brinson Advisors will hold itself available to receive purchase orders, satisfactory to Brinson Advisors, for Shares of that Series and will accept such orders on behalf of the Fund as of the time of receipt of such orders and promptly transmit such orders as are

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accepted to the Fund's transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration
Statement.

                 (c) Brinson Advisors in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers as it may select. In making agreements with such dealers, Brinson Advisors shall act only as principal and not as agent for the Fund.

                 (d) The offering price of the Shares shall be the net asset value per share as next determined by the Fund following receipt of an order at Brinson Advisors' principal office plus the applicable initial sales charge, if any, computed as set forth in the Registration Statement. The Fund shall promptly furnish Brinson Advisors with a statement of each computation of net asset value.

                   (e) Brinson Advisors shall not be obligated to sell any certain number of Shares.

                   (f) To facilitate redemption of Shares by shareholders directly or through dealers, Brinson Advisors is authorized but not required on behalf of the Fund to repurchase Shares presented to it by shareholders and dealers at the price determined in accordance with, and in the manner set forth in, the Registration Statement. Such price shall reflect the subtraction of the contingent deferred sales charge, if any, computed in accordance with and in the manner set forth in the Registration Statement.

                    (g) Brinson Advisors shall provide ongoing shareholder services, which include responding to shareholder inquiries, providing shareholders with information on their investments in the Shares and any other services now or hereafter deemed to be appropriate activities for the payment of "service fees" under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") (collectively, "service activities").

                     (h) Brinson Advisors shall have the right to use any list of shareholders of the Fund or any other list of investors which it obtains in connection with its provision of services under this Contract; provided, however, that Brinson Advisors shall not sell or knowingly provide such list or lists to any unaffiliated person.

            3. AUTHORIZATION TO ENTER INTO DEALER AGREEMENTS AND TO DELEGATE DUTIES AS PRINCIPAL UNDERWRITER. With respect to the Shares of any or all Series, Brinson Advisors may enter into dealer agreements with any registered and qualified dealer with respect to sales of Shares or the provision of service activities. In a separate contract or as part of any such dealer agreement, Brinson Advisors also may delegate to any registered and qualified dealer any or all of its duties specified in this Contract, provided that such separate contract or dealer agreement imposes on the counterparty bound thereby all applicable duties and conditions to which Brinson Advisors is subject under this Contract.

            4. SERVICES NOT EXCLUSIVE. The services furnished by Brinson Advisors hereunder are not to be deemed exclusive and Brinson Advisors shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Brinson Advisors, who may also be a Board member, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

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            5. COMPENSATION.


               (a) As compensation for its service activities under this contract with respect to Class A, B and C shares, Brinson Advisors shall receive from the Fund a service fee at the rate and under the terms and conditions of the Class A Plan, Class B Plan and Class C Plan, respectively, as amended from time to time, and subject to any further limitations on such fee as the Board may impose.

               (b) As compensation for its activities under this contract with respect to the distribution of the Class B and C shares, Brinson Advisors shall receive from the Fund a distribution fee at the rate and under the terms and conditions of the Class B Plan and Class C Plan, respectively, as amended from time to time, and subject to any further limitations on such fee as the Board may impose.

               (c) As compensation for its activities under this contract with respect to the distribution of Shares, Brinson Advisors shall retain the initial sales charge, if any, on purchases of Shares as set forth in the Registration Statement. Brinson Advisors is authorized to collect the gross proceeds derived from the sale of Shares, remit the net asset value thereof to the Fund upon receipt of the proceeds and retain the initial sales charge, if any.

                (d) As compensation for its activities under this contract with respect to the distribution of Shares, Brinson Advisors shall receive all contingent deferred sales charges imposed on redemptions of Shares. Whether and at what rate a contingent deferred sales charge will be imposed with respect to a redemption shall be determined in accordance with, and in the manner set forth in, the Registration Statement.

                 (e) Brinson Advisors may reallow any or all of the initial sales charges, contingent deferred sales charges, distribution fees or service fees which it is paid under this Contract to such dealers as Brinson Advisors may from time to time determine.

            6. DUTIES OF THE FUND.

                 (a) The Fund reserves the right at any time to withdraw offering any class or classes of Shares of any or all Series by written notice to Brinson Advisors at its principal office.

                 (b) The Fund shall keep Brinson Advisors fully informed of its affairs and shall make available to Brinson Advisors copies of all information, financial statements, and other documents which Brinson Advisors may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of any Series as Brinson Advisors may request, and the Fund shall cooperate fully in the efforts of Brinson Advisors to sell and arrange for the sale of the Shares of the Series and in the performance of Brinson Advisors under this Contract.

                  (c) The Fund shall take, from time to time, all necessary action, including payment of the related filing fee, as may be necessary to register its Shares under the 1933 Act to the end that there will be available for sale such number of Shares as Brinson Advisors may be expected to sell. The Fund agrees to file, from time to time, such amendments, reports, and other documents as may be necessary in order that there will be no untrue statement of a material fact

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in the Registration Statement, nor any omission of a material fact which omission would make the statements therein misleading.

                   (d) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares of each Series for sale under the securities laws of such states or other jurisdictions as Brinson Advisors and the Fund may approve, provided that the Fund shall not be required to amend its Trust Instrument or By-Laws to comply with the laws of any jurisdiction, to maintain an office in any jurisdiction, to change the terms of the offering of the Shares in any jurisdiction from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any jurisdiction, or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering of the Shares. Brinson Advisors shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

            7. EXPENSES OF THE FUND. The Fund shall bear all costs and expenses of registering the Shares with the Securities and Exchange Commission ("Commission") and qualifying the Shares for offer and sale with state and other regulatory bodies, and shall assume expenses related to communications with shareholders of each Series, including (i) fees and disbursements of its counsel and independent public accountant; (ii) the preparation, filing and printing of registration statements and/or prospectuses or statements of additional information required under the federal securities laws; (iii) the preparation and mailing of annual and interim reports, prospectuses, statements of additional information and proxy materials to shareholders; and (iv) the qualifications of Shares for sale under the securities laws of such jurisdictions as shall be selected by the Fund and Brinson Advisors pursuant to Paragraph 6(d) hereof, and the costs and expenses payable to each such jurisdiction for continuing qualification therein.

            8. EXPENSES OF BRINSON ADVISORS. Brinson Advisors shall bear all costs and expenses of (i) preparing, printing and distributing any materials not prepared by the Fund and other materials used by Brinson Advisors in connection with the sale of Shares under this Contract, including the additional cost of printing copies of prospectuses, statements of additional information, and annual and interim shareholder reports other than copies thereof required for distribution to existing shareholders or for filing with any federal or state securities authorities; (ii) any expenses of advertising incurred by Brinson Advisors in connection with such offering; (iii) the expenses of registration or qualification of Brinson Advisors as a broker or dealer under federal or state laws and the expenses of continuing such registration or qualification; and (iv) all compensation paid to Brinson Advisors' employees and others for selling Shares, and all expenses of Brinson Advisors, its employees and others who engage in or support the sale of Shares as may be incurred in connection with their sales efforts.

            9. INDEMNIFICATION.

           (a) The Fund agrees to indemnify, defend and hold Brinson Advisors, its officers and directors, and any person who controls Brinson Advisors within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Brinson Advisors, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the

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statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by Brinson Advisors to the Fund for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of any person who is also an officer or Board member of the Fund or who controls the Fund within the meaning of Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect Brinson Advisors against any liability to the Fund or to the shareholders of any Series to which Brinson Advisors would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Contract. The Fund shall not be liable to Brinson Advisors under this indemnity agreement with respect to any claim made against Brinson Advisors or any person indemnified unless Brinson Advisors or other such person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Brinson Advisors or such other person (or after Brinson Advisors or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to Brinson Advisors or any person against whom such action is brought otherwise than on account of this indemnity agreement. The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity agreement. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Fund agrees to notify Brinson Advisors promptly of the commencement of any litigation or proceedings against it or any of its officers or Board members in connection with the issuance or sale of any of its Shares.

           (b) Brinson Advisors agrees to indemnify, defend, and hold the Fund, its officers and Board members and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its Board members or officers, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished by Brinson Advisors to the Fund for use in the Registration Statement, arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading, or arising out of any agreement between Brinson Advisors and any retail dealer, or arising out of any supplemental sales literature or advertising used by Brinson Advisors in connection with its duties under this Contract. Brinson Advisors shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if Brinson Advisors elects to assume the defense, the defense shall be conducted by counsel chosen by Brinson Advisors and satisfactory

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to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that Brinson Advisors elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If Brinson Advisors does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

            10. SERVICES PROVIDED TO THE FUND BY EMPLOYEES OF BRINSON ADVISORS. Any person, even though also an officer, director, employee or agent of Brinson Advisors, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, director, employee or agent or one under the control or direction of Brinson Advisors even though paid by Brinson Advisors.

            11. DURATION AND TERMINATION.

           (a) This Contract shall become effective upon the date written above, provided that, with respect to any class of Shares of a Series, this Contract shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those Board members who are not interested persons of the Fund and, for a class of Shares for which a Plan of Distribution has been adopted, also have no direct or indirect financial interest in the operation of the Plan of Distribution or in any agreements related thereto (all such Board members collectively being referred to herein as the "Independent Board Members"), cast in person at a meeting called for the purpose of voting on such action.

           (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Board Members, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to a class of Shares of any given Series by vote of a majority of the outstanding voting securities of that class of Shares of such Series.

           (c) Notwithstanding the foregoing, with respect to a class of Shares of a Series, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Board Members or by vote of a majority of the outstanding voting securities of that class of Shares of the Series on sixty days' written notice to Brinson Advisors or by Brinson Advisors at any time, without the payment of any penalty, on sixty days' written notice to the Fund or such Series. This Contract will automatically terminate in the event of its assignment.

           (d) Termination of this Contract with respect to a class of Shares of any given Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other classes of Shares of that Series or any classes of Shares of any other Series.

            12. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

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            13. NOTICE.  Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

            14. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act, provided however that Section 15 below will be construed in accordance with the laws of the State of Delaware. To the extent that the applicable laws of the State of New York or the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act, subject to any exemption or interpretation as may be issued by the Commission by any rule, regulation or order or contained in any no-action or interpretive positions taken by the Commission staff. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is revised by a rule, regulation, order or interpretation of the Commission or the Commission staff, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

           15. LIMITATION OF LIABILITY OF THE BOARD MEMBERS AND SHAREHOLDERS OF THE FUND. The Board members and the shareholders of the Fund shall not be liable for any obligations of the Fund or any Series under this Contract, and Brinson Advisors agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Fund or the particular Series in settlement of such right or claims, and not to such Board members or shareholders.

           16. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

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             IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

PAINEWEBBER PACE SELECT                                 PAINEWEBBER PACE SELECT
ADVISORS TRUST                                          ADVISORS TRUST
By:                                                     By:
   ---------------------                                   --------------------
Name:                                                   Name:
Title:                                                  Title:



BRINSON ADVISORS, INC.                                  BRINSON ADVISORS, INC.
By:                                                     By:
  --------------------                                     --------------------
Name:                                                   Name:
Title:                                                  Title:

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